UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Isle of Capri Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE

March 21, 2011

Dear Stockholder;

The Special Meeting of Stockholders of Isle of Capri Casinos, Inc. has been adjourned until 9:00 am Central Time on April 8, 2011.

According to our latest records, as of the date of this letter, your shares have not been voted.  If you have voted since the date of this letter we thank you.  If you have not voted, please vote your shares.

Your vote is important.  Please vote your shares.  You may vote by Internet at www.proxyvote.com, by telephone at 1-800-690-6903, or by signing and returning the enclosed proxy card as soon as possible.  Voting your shares ensures your representation at the special meeting.

Your prompt response is appreciated.  If you need assistance in casting your vote, please call D.F. King & Co., Inc. at 1-888-644-6071.

Edmund L. Quatmann, Jr.

Senior Vice President, General Counsel and Secretary